EXHIBIT NO. 11

                                 ROOM PLUS, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  (See Note 1 of Notes to Financial Statements)



                                                                    Nine Months Ended September 30
                                                                        1997              1996
                                                                     ----------         ----------
PRIMARY
   Net earnings (loss) applicable to common stock                   $(1,231,489)        $  138,096
                                                                    ===========         ==========

Shares
   Weighted average number of common shares outstanding               4,385,000          2,645,278

Primary Earnings (Loss) per Common Share                            $     (0.28)        $      .05
                                                                    ===========         ==========




ASSUMING FULL DILUTION
   Net earnings (loss) applicable to common stock                   $(1,231,489)        $  138,096
                                                                    ===========         ==========

Shares
   Weighted average number of common shares outstanding               4,385,000          2,645,278

Assuming exercise of options and warrants which could have
   been purchased with the proceeds from the exercise of such
   options and warrants                                               1,234,519            913,750
                                                                    -----------         ----------

Weighted average number of shares outstanding as adjusted             5,619,519          3,559,028
                                                                    ===========         ==========

Earnings (Loss) per Common Share Assuming Full Dilution             $     (0.22)        $      .04
                                                                    ===========         ==========